SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              THE MENTOR FUNDS
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

(X)  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                THE MENTOR FUNDS
                              901 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                  May 4, 1995



To Shareholders of Mentor Perpetual Global Portfolio:

     Enclosed are proxy materials for the upcoming meeting of shareholders of your Portfolio to be held on May 30, 1995. At the meeting, you will be asked to approve a new Investment Advisory and Management Agreement between the Portfolio and Mentor Perpetual Advisors, L.C. ("Mentor Perpetual"). Your Trustees have approved the Agreement and are recommending that you do so as well.

     Mentor Perpetual is an investment advisory firm owned in equal parts by Perpetual plc, a diversified global financial services holding company based in the United Kingdom, and Mentor Investment Group, Inc., the parent company of Commonwealth Advisors, Inc., your Portfolio's current investment adviser.

     Your Trustees believe that Mentor Perpetual will bring to the Portfolio the wide experience of the Perpetual organization in global and international investing, together with Mentor Investment Group's expertise in servicing mutual fund organizations. The proposal, and the reasons for its adoption by the Trustees, are described in greater detail in the attached proxy statement.

     PLEASE RETURN YOUR PROXY TODAY. IT IS IMPORTANT THAT YOU RESPOND BEFORE MAY 30, 1995 IN ORDER TO AVOID THE EXPENSE TO THE PORTFOLIO OF ADDITIONAL MAILINGS. If you have questions regarding the proposal, please call your financial representative or The Mentor Funds (800-382-0016) today. We appreciate your continued trust and confidence and look forward to earning it well into the future.

                                 Sincerely,

                                 Paul F. Costello
                                 PRESIDENT

                       MENTOR PERPETUAL GLOBAL PORTFOLIO

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  MAY 30, 1995


To the Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of the Mentor Perpetual Global Portfolio (the "Portfolio"), a series of shares of beneficial interest of The Mentor Funds (the "Trust"), will be held at the offices of the Trust, 901 East Byrd Street, Richmond, Virginia, on Tuesday, May 30, 1995 at 9:00 a.m. (Eastern time) for the following purposes:

     1. To approve the Investment Advisory and Management Agreement between the Portfolio and Mentor Perpetual Advisors, L.C.

     2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                   By Order of the Trustees

                                   John M. Ivan,
                                   SECRETARY

May 4, 1995


                             YOUR VOTE IS IMPORTANT


PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                       MENTOR PERPETUAL GLOBAL PORTFOLIO

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Trustees of The Mentor Funds (the "Trust") for use at the Special Meeting of Shareholders (the "Meeting") of the Mentor Perpetual Global Portfolio (the "Portfolio"), a series of shares of beneficial interest of the Trust, to be held at 901 East Byrd Street, Richmond, Virginia on Tuesday, May 30, 1995 at 9:00 a.m. and at any adjournment or adjournments thereof (the "Meeting"). Proxy materials are being mailed to shareholders beginning on or about May 4, 1995. A copy of the Annual Report of the Trust, which includes information about the Portfolio for the fiscal year ended September 30, 1994, may be obtained without charge by calling the Trust at 1-800-382-0016.

     Shareholders of record of the Portfolio at the close of business on April 12, 1995 will be entitled to be present and to vote at the Meeting. Each Class A and Class B share is entitled to one vote, and votes will be counted together without regard to class. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. A shareholder who executes and returns the enclosed form of proxy nevertheless may revoke it by giving another proxy or by letter or telegram directed to the Trust which must show the shareholder's name and account number. To be effective, such revocation must be received prior to the Meeting. Any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby cancelling any proxy previously given. To the Trust's knowledge, no shareholder owned beneficially 5% or more of the Portfolio's outstanding shares of beneficial interest on April 12, 1995. The number of shares of beneficial interest of the Portfolio issued and outstanding as of April 12, 1995 was 1,200,484 shares.

     In the event that sufficient votes in favor of the Proposal set forth in the notice of the Meeting are not received by May 30, 1995, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a plurality of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal and will not vote any proxies that abstained from voting on the Proposal. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust to act as tellers for the Meeting.

     The costs of solicitation of proxies will be borne by the Portfolio. Solicitation of proxies by personal interview, mail, telephone, and telegraph may be made by officers and Trustees of the Trust and employees of Wheat First Butcher Singer, Inc. and its affiliates. In addition, the firm of Management Information Systems has been retained to assist in the solicitation of proxies, at a cost to the Portfolio which is not expected to exceed $5,600, plus reimbursement of the firm's out-of-pocket expenses.

PROPOSAL 1: TO APPROVE THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BETWEEN THE PORTFOLIO AND MENTOR PERPETUAL ADVISORS, L.C.

     The Trustees are recommending that you approve a new Investment Advisory and Management Agreement (the "Management Agreement") between the Portfolio and Mentor Perpetual Advisors, L.C. ("Mentor Perpetual"). If shareholders approve the new Management Agreement, Mentor Perpetual would replace Commonwealth Advisors, Inc. ("Commonwealth Advisors") as investment adviser to the Portfolio, and the subadvisory agreement among the Portfolio, Commonwealth Advisors, and Perpetual Portfolio Management Ltd. would be terminated. Provided below is information with respect to the Proposal and other information intended to help you reach a decision.

     BACKGROUND. Commonwealth Advisors (formerly Cambridge Investment Advisors, Inc.) has acted as the Trust's investment adviser since April 17, 1992 pursuant to an investment management agreement between Commonwealth Advisors and the Trust (the "Commonwealth Investment Advisory Agreement"). The Commonwealth Investment Advisory Agreement was approved by the Portfolio's shareholders in March, 1994. Pursuant to the Commonwealth Investment Advisory Agreement, Commonwealth Advisors has the responsibility, subject to the review and approval by the Trustees of the Trust, to conduct all operations of the Trust (other than any operations conducted by the Trust's sub-advisers, custodian, transfer agent, or administrator), including supervision of any sub-advisers.

     Perpetual Portfolio Management Ltd. ("Perpetual (UK)") currently serves as sub-adviser to the Portfolio under a sub-advisory agreement with Commonwealth Advisors dated April 12, 1995. The Trustees approved the sub-advisory agreement among the Portfolio, Perpetual (UK), and Commonwealth Advisors on that date. As sub-adviser, Perpetual (UK), at its expense, furnishes continuously an investment program for the Portfolio, makes investment decisions for the Portfolio, and places all orders for the purchase and sale of investments for the Portfolio. Perpetual (UK) also furnishes, at its expense, all necessary investment and related management services to the Portfolio. Perpetual (UK) was organized under the laws of England, and currently serves as investment adviser for assets of more than $6.0 billion. Its clients include 28 unit investment trusts and other public investment pools for over 150 clients, including private individuals, charities, pension plans, and life assurance companies. Perpetual
(UK) employs 28 investment advisory personnel, all of whom are employed in international or global investment management. Commonwealth Advisors pays Perpetual (UK) an annual fee equal to 0.55% of the first $75 million of the Portfolio's average net assets and 0.50% of the Portfolio's average net assets over $75 million.

     Prior to Perpetual (UK)'s appointment as sub-adviser, Scudder, Stevens & Clark ("Scudder") served as sub-adviser to the Portfolio. On April 12, 1995, Scudder's sub-advisory agreement with Commonwealth Advisors and the Portfolio was terminated by the Trustees.

     The Portfolio pays Commonwealth Advisors an annual investment advisory fee equal to 1.10% of the average daily net assets of the Portfolio up to $75 million and 1.00% of the average daily net assets of the Portfolio in excess of $75 million. For the 1994 fiscal year, the Portfolio paid Commonwealth Advisors $69,515 in investment advisory fees, of which $34,757 was paid by Commonwealth Advisors to the Portfolio's sub-adviser.

     PROPOSED NEW ARRANGEMENT. The Trustees of the Trust have approved an Investment Advisory and Management Agreement (the "Management Agreement") between the Portfolio and Mentor Perpetual, pursuant to which Mentor Perpetual would replace Commonwealth Advisors as investment adviser to the Portfolio.

     Mentor Perpetual was organized on March 17, 1995, by Mentor Investment Group, Inc. ("Mentor") (formerly Investment Management Group, Inc.) and Perpetual plc, the parent corporation of Perpetual (UK). Mentor and Perpetual plc have equal ownership interests in Mentor Perpetual, and each elects three members of Mentor Perpetual's board of directors. The parties have informed the Trustees that Mentor Perpetual, was formed to provide investment services to U.S. investment advisory clients, drawing on the expertise of the Perpetual organization in global and international investment and of Mentor in servicing investment companies and other U.S. advisory entities. Commonwealth Advisors, Perpetual (UK), and Mentor Perpetual have advised the Trustees that all of the investment advisory personnel of Mentor Perpetual are also employees of Perpetual (UK), that the portfolio manager responsible for the Portfolio at Perpetual (UK), Mr. Scott S. McGlashan, will continue to be the portfolio manager of the Portfolio at Mentor Perpetual following the proposed implementation of the Management Agreement, and that all of the expertise and experience of Perpetual
(UK) will be made available to Mentor Perpetual in its management of the Portfolio.

     In approving the Management Agreement with Mentor Perpetual, the Trustees considered, among other things, the wide experience in international markets offered by the Perpetual organization, the experienced team of investment professionals Mentor Perpetual has selected to manage the Portfolio, and the investment record of those professionals and of the entire Perpetual organization. The Trustees also considered the facts that, due to Mentor's fifty percent ownership interest in Mentor Perpetual, Mentor Perpetual would be able to draw on Mentor's expertise in servicing investment company clients and that Mentor, as owner of Mentor Perpetual, would be in a position potentially to enhance the services provided to the Portfolio by Mentor Perpetual.

     PROPOSED MANAGEMENT AGREEMENT. The proposed Management Agreement between the Portfolio and Mentor Perpetual provides that, subject to such policies as the Trustees may determine, Mentor Perpetual, at its expense, shall furnish continuously an investment program for the Portfolio and make investment decisions on behalf of the Portfolio consistent with the Portfolio's stated investment objectives, policies, and restrictions. Mentor Perpetual, at its expense, will furnish all necessary investment and related management facilities, including salaries of personnel, required for it to execute its duties. Mentor Perpetual also places all orders for the purchase and sale of the Portfolio's investments with broker-dealers selected by Mentor Perpetual. The Trustees have considered the fact that Mentor Perpetual may receive brokerage and research services and other similar services from broker-dealers with which Mentor Perpetual places the Portfolio's portfolio transactions and from third-parties who have arrangements with these broker-dealers. Some of these services may be of value to Mentor Perpetual and its affiliates in advising various clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. By placing portfolio transactions with such broker-dealers, Mentor Perpetual may cause the Portfolio to pay greater brokerage commissions than it might otherwise pay.

     The Management Agreement provides that Mentor Perpetual shall not be subject to any liability to the Portfolio or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, its rendering services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     Under the terms of the Management Agreement, the Portfolio shall pay to Mentor Perpetual, as full compensation for services rendered under the Agreement with respect to the Portfolio, an annual fee at the same rate as now paid to Commonwealth Advisers: 1.10% of the first $75 million of the Portfolio's net assets and 1.00% of any net assets under management over $75 million.

     The Management Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days' written notice to Mentor Perpetual or by Mentor Perpetual upon not less than 30 days' written notice to the other party, and terminates automatically in the event of its assignment.

     The Management Agreement must be approved by a majority of Trustees of the Trust who are not parties to the Agreement or "interested persons" of any such party. The Agreement must also be approved by the holders of a "majority of the outstanding voting securities" of the Portfolio, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Portfolio present at the Meeting if more than 50% of the outstanding shares are present at the Meeting in person or by proxy and (2) more than 50% of the outstanding shares of the Portfolio.

     It is intended that the proposed Management Agreement, if approved by the shareholders of the Portfolio, will take effect on May 30, 1995 (or on a later date following the effectiveness of Mentor Perpetual's registration with the Securities and Exchange Commission as an investment adviser) and will continue in effect until the second anniversary of its taking effect, and thereafter for successive annual periods as long as such continuance is approved in accordance with the Investment Company Act of 1940.

     A copy of the Management Agreement is attached to this proxy statement as Exhibit A.

     COMPARISON OF THE CURRENT AND PROPOSED ARRANGEMENTS. The proposed new management arrangement for the Portfolio differs from the current arrangement in that Mentor Perpetual would become responsible for the day-to-day management of the Portfolio's investment operations, replacing Perpetual (UK). In addition, Commonwealth Advisors would no longer monitor the investment operations of the Portfolio, because Mentor Perpetual would replace Commonwealth Advisors as investment adviser. In managing the Portfolio, Mentor Perpetual intends to employ all of the investment advisory personnel of Perpetual (UK) who currently manage the Portfolio's investments, including Mr. McGlashan, who will continue to be portfolio manager to the Portfolio.

     INFORMATION ABOUT COMMONWEALTH ADVISORS, INC.; PERPETUAL (UK); AND MENTOR PERPETUAL. Commonwealth Advisors, which was incorporated under the laws of Virginia in 1991, is a wholly-owned subsidiary of Mentor Investment Group, Inc., which, in turn, is a wholly-owned subsidiary of Wheat First Butcher Singer, Inc. ("WFBS"), a diversified financial services holding company. Mentor also serves as administrator to the Portfolio. The address of Commonwealth Advisors and Mentor is 901 East Byrd Street, Richmond, Virginia 23219. Mr. John G. Davenport is the President and a director of Commonwealth Advisors. He also serves as President and sole director of Commonwealth Investment Counsel, Inc., a registered investment advisory firm. Peter J. Quinn, Jr. is a director of Commonwealth Advisors. Each of Messrs. Davenport and Quinn also serves as Managing Director of WFBS and as a director of Mentor. Paul F. Costello, President of the Trust, is Senior Vice President of Commonwealth Advisors. John
M. Ivan, Secretary of the Trust, is Secretary of Commonwealth Advisors.

     Perpetual (UK) is a corporation organized in February 1974 under the laws of England. Mr. Martyn Arbib, chairman of Perpetual (UK), is its principal executive officer. Messrs. Roger C. Cornick, Alastair B. McIntosh, Scott S. McGlashan, David S. Mossop, and Robert J. Yerbury are the directors of Perpetual
(UK). Mr. Cornick serves as Deputy Chairman of Marketing at Perpetual (UK). Messrs. McIntosh and McGlashan serve as investment managers at Perpetual (UK). The address of the chairman and the directors of Perpetual (UK) is c/o Perpetual Portfolio Management Ltd., 48 Hart Street, Henley-on-Thames, Oxfordshire, England RG92A2. Perpetual (UK) is a wholly-owned subsidiary of Perpetual plc, located at 48 Hart Street, Henley-on-Thames, Oxfordshire, England RG92A2.

     Mr. McGlashan is the President of Mentor Perpetual. Daniel J. Ludeman, Chairman and Trustee of the Trust, Paul F. Costello, President of the Trust, and Richard J. Rossi, are directors of Mentor Perpetual. Mr. Ludeman is Chairman and Chief Executive Officer of Mentor and a Managing Director of WFBS. Mr. Costello is a Managing Director of WFBS and Mentor. Mr. Rossi is a Managing Director of WFBS and Chief Operating Officer and a Managing Director of Mentor. The address of Messrs. Ludeman, Costello, and Rossi is c/o the Trust, 901 East Bryd Street, Richmond, Virginia 23219. Messrs. Arbib, Cornick, and Mossop are also directors of Mentor Perpetual.

     CERTAIN BROKERAGE MATTERS. The Management Agreement requires Mentor Perpetual, in executing portfolio transactions and selecting brokers and dealers, to give primary consideration to securing for the Portfolio the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In doing so, Mentor Perpetual is required, bearing in mind the Portfolio's best interests at all times, to consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions. The Management Agreement provides that, subject to such policies as the Trustees of the Trust may determine, Mentor Perpetual shall not be deemed to have acted unlawfully or to have breached any duty solely by reason of its having caused the Portfolio to pay a broker or dealer that provides brokerage and research services to Mentor Perpetual an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if Mentor Perpetual determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Mentor Perpetual's overall responsibilities with respect to the Portfolio and to other clients of Mentor Perpetual.

     CERTAIN PAYMENTS TO AFFILIATES. In addition to investment advisory fees, the Portfolio pays fees for certain administrative services provided to the Portfolio. In fiscal 1994, the Portfolio paid $6,344 to Mentor and $796 to Cambridge Administrative Services in fees for these administrative services. Also, the Portfolio pays Mentor Distributors, Inc. (formerly Cambridge Distributors, Inc.) ("Mentor Distributors"), the Portfolio's distributor, shareholder servicing fees and fees under the Portfolio's Distribution Plan. In fiscal 1994, the Portfolio paid shareholders service fees of $15,340 to Mentor Distributors and paid Mentor Distributors $20,749 under the Distribution Plan. Mentor Distributors is located at 901 East Byrd Street, Richmond, Virginia 23219.

     TRUSTEE ACTION; REQUIRED SHAREHOLDER VOTE. On April 12, 1995, the Trustees of the Trust voted to approve the Management Agreement, and to terminate the Portfolio's existing sub-advisory agreement with Perpetual (UK) effective at such time as the Management Agreement becomes effective.

     The vote required to approve the Management Agreement is the lesser of (1) 67% of the shares of the Portfolio represented at the Meeting, if more than 50% of the shares of the Portfolio are represented at the Meeting, and (2) more than 50% of the outstanding shares of the Portfolio. If shareholders of the Portfolio do not approve the Management Agreement, the Portfolio's current investment advisory arrangement will remain in effect, and the Trustees will consider such alternative actions as may be in the best interests of the Portfolio.

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE PORTFOLIO VOTE TO APPROVE THE PROPOSED MANAGEMENT AGREEMENT.

OTHER MATTERS

     Fifty percent of the shares, regardless of class, of the Portfolio outstanding on the record date, present in person or represented by proxy, are required to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the Proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (I.E., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote) for purposes of determining the presence of a quorum. Abstentions and broker non-votes have the effect of a negative vote on the Proposal.

     Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present is the Proposal in the Notice of Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

     Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

May 4, 1995

                                                                       EXHIBIT A
                       MENTOR PERPETUAL GLOBAL PORTFOLIO
                                       of
                                THE MENTOR FUNDS

                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


     This Investment Advisory and Management Agreement dated as of
, 1995 between THE MENTOR FUNDS, a Massachusetts business trust (the "Trust"), and MENTOR PERPETUAL ADVISORS, L.C., a Virginia corporation (the "Manager")

     WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. SERVICES TO BE RENDERED BY THE MANAGER TO TRUST.

     (a) The Manager, at its expense, will furnish continuously an investment program for Mentor Perpetual Global Portfolio (the "Portfolio"), will determine what investments shall be purchased, held, sold, or exchanged by the Portfolio and what portion, if any, of the assets of the Portfolio shall be held uninvested and shall make changes in the Portfolio's investments. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and Bylaws of the Portfolio and the Portfolio's stated investment objectives, policies, and restrictions, and will use its best efforts to safeguard and promote the welfare of the Portfolio and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

     (b) The Manager, at its expense, except as such expense is paid by the Portfolio as provided in Section 1(e), will furnish all necessary investment and related management facilities, including salaries of personnel, required for it to execute its duties faithfully. The Manager will pay the compensation, if any, of certain officers of the Trust carrying out the investment management and related duties provided for by this Agreement.

     (c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Portfolio's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall give primary consideration to securing for the Portfolio the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In doing so, the Manager, bearing in mind the Portfolio's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or A-1 the Manager's overall responsibilities with respect to the Portfolio and to other clients of the Manager as to which the Manager exercises investment discretion.

     (d) The Trust, on behalf of the Portfolio, hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Portfolio which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Portfolio hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

     (e) The Manager shall not be obligated to pay any expenses of or for the Portfolio not expressly assumed by the Manager pursuant to this
Section 1 other than as provided in Section 3.

     2. OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers, and employees of the Trust may be a shareholder, director, officer, or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Portfolio. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service, or other agreements with other organizations and persons, and may have other interests and business.

     3. COMPENSATION TO BE PAID BY THE PORTFOLIO TO THE MANAGER.

     As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, including the services of any consultants retained by the Manager, the Portfolio shall pay the Manager, as promptly as possible after the last day of each month, a fee, calculated daily, of 1.10% annually of the Portfolio's average daily net assets up to $75 million, and 1.00% annually of the Portfolio's average daily net assets over $75 million. The first payment of the fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Manager for all services prior to that date. If this Agreement is terminated as of any date that is not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Portfolio in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Portfolio shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Trustees. Each such payment shall be accompanied by a report of the Trust prepared either by the Trust or by a reputable firm of independent accountants which shall show the amount properly payable to the Manager under this Agreement and the detailed computation thereof.

     4. ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Agreement shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Portfolio, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager.

     5. EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

     This Agreement shall become effective upon its execution and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

     (a) Either party hereto may at any time terminate this Agreement by not more than sixty days nor less than thirty days written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

     (b) If (i) the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the
close of business on                , 1997 or the expiration of one year
from the effective date of the last such continuance, whichever is later.

     Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Portfolio.

     Termination of this Agreement pursuant to this Section 5 will be without the payment of any penalty.

     6. CERTAIN DEFINITIONS.

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" of the Portfolio means the affirmative vote, at a duly called and held meeting of such shareholders, (a) of the holders of 67% or more of the shares of the Portfolio present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "affiliated person", "control", "interested person," and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder.

     7. NON-LIABILITY OF MANAGER.

     In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder.

     8. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers, or shareholders of the Trust but are binding only upon the assets and property of the Trust.


     IN WITNESS WHEREOF, THE MENTOR FUNDS and MENTOR PERPETUAL ADVISORS, L.C., have each caused this instrument to be signed in duplicate on its behalf by its President or Vice President thereunto duly authorized, all as of the day and year first above written.

                                     THE MENTOR FUNDS
                                     on behalf of MENTOR PERPETUAL GLOBAL
                                     PORTFOLIO

                                     By:

                                     MENTOR PERPETUAL ADVISORS, L.C.

                                     By:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1

IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL BELOW.

1. To approve the Investment Advisory and Management Agreement relating to the Portfolio between The Mentor Funds and Mentor Perpetual Advisors L.C.

                    [ ]   FOR     [ ]   AGAINST    [ ]   ABSTAIN


      PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

MENTOR PERPETUAL GLOBAL PORTFOLIO                PROXY SOLICITED BY THE TRUSTEES
A SERIES OF THE MENTOR FUNDS

           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- MAY 30, 1995

The undersigned hereby appoints Peter J. Quinn, Jr., Daniel J. Ludeman, and Paul F. Costello, and each of them, proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of the Mentor Perpetual Global Portfolio (the "Portfolio"), a series of The Mentor Funds (the "Trust"), on Tuesday, May 30, 1995 at 9:00 a.m. Eastern time, and at any adjournments thereof, all of the shares of the Portfolio which the undersigned would be entitled to vote if personally present.

                                             NOTE: Please sign exactly as your
                                             name appears on this card. All
                                             joint owners should sign. When
                                             signing as executor, administrator,
                                             attorney, trustee, or guardian or
                                             as custodian for a minor, please
                                             give full title as such. If a
                                             corporation, please sign in full
                                             corporate name and indicate the
                                             signer's office. If a partner, sign
                                             in the partnership name.

                                             Signature(s)
                                                         -----------------------

                                             -----------------------------------

                                             Date
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